Exhibit 99

NEWS

CONTACT:	Tom Marder
(301) 380-2553
thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS SECOND QUARTER 2013 RESULTS

SECOND QUARTER HIGHLIGHTS

•

Second quarter diluted EPS totaled $0.57, a 36 percent increase over prior year results. Operating income increased $36 million in the second quarter to $279 million, including an estimated $20 million increase relating to the change in the fiscal calendar;

•	North American comparable company-operated REVPAR rose 5.3 percent in the second quarter with average daily rate up 4.3 percent;

•	On a constant dollar basis, worldwide comparable systemwide REVPAR rose 4.7 percent in the second quarter, including a 3.2 percent increase in average daily rate;

•

At the end of the second quarter, the company’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development increased to over 140,000 rooms, including more than 68,000 rooms outside North America;

•	Over 6,200 rooms were added during the quarter, including nearly 1,600 rooms converted from competitor brands and roughly 1,500 rooms in international markets;

•

Marriott repurchased 7.0 million shares of the company’s common stock for $288 million during the second quarter. Year-to-date through July 30, 2013, the company repurchased 12.9 million shares for $519 million;

BETHESDA, MD – July 31, 2013 - Marriott International, Inc. (NYSE: MAR) today reported second quarter 2013 results. Due to the company’s change in the fiscal calendar beginning in 2013, the second quarter of 2013 reflects the period from April 1, 2013 through June 30, 2013 (91 days) compared to the 2012 second quarter, which reflects the period from March 24, 2012 through June 15, 2012 (84 days). Prior year results have not been restated for the change in fiscal calendar, although revenue per available room (REVPAR), occupancy and average daily rate statistics are reported for calendar quarters for purposes of comparability.

Second quarter 2013 net income totaled $179 million, a 25 percent increase compared to second quarter 2012 net income. Diluted earnings per share (EPS) totaled $0.57, a 36 percent increase from diluted EPS in the year-ago quarter. On May 1, 2013, the company forecasted second quarter diluted EPS of $0.55 to $0.59.

Arne M. Sorenson, president and chief executive officer of Marriott International, said, “We were pleased with our second quarter results and believe they reflect the core strength of our business model. Modest economic growth combined with historically low supply increases in the industry helped us post 5.2 percent systemwide REVPAR growth in North America. Both business and leisure transient demand were strong in the quarter, more than offsetting weak short-term group business. As occupancy rates reach 2007 peak levels for many brands, room rates are moving higher, improving hotel profitability and incentive fees.

“Our brand portfolio is getting even better. We are excited about the rollout of our new “Travel Brilliantly” multi-year global marketing campaign for Marriott Hotels, our flagship brand, including a new logo, new designs and new service offerings. We’re changing the look and feel of our hotels, offering style, technology and service for the next generation of travelers. We’ve launched our interactive and participatory “Innovation Lab” that will help us to do just that, allowing us to rapidly prototype new ideas and concepts with instant feedback, ultimately increasing speed to market.

“Earlier this year, we announced that we would be importing our popular lifestyle brand, AC Hotels by Marriott, to the U.S. We also introduced MOXY, a new European economy-tier brand concept. We are extremely pleased with the owner and franchise interest in these brands.

“Our worldwide development pipeline increased again this quarter to more than 140,000 rooms under construction, awaiting conversion or approved for development, as new signings accelerated in international markets. In fact, nearly three-quarters of the increase in the pipeline came from international markets, particularly Asia.

“Our business continues to generate significant cash. Through the second quarter, we’ve returned $591 million to our shareholders through share repurchases and dividends, and we expect to return $800 million to $1 billion for the full year. Over the past three years, we have returned nearly $3.6 billion to our shareholders through share repurchases and dividends. The number of fully diluted shares has declined by over 15 percent in that time.”

For the 2013 second quarter, REVPAR for worldwide comparable systemwide properties increased 4.7 percent (a 4.5 percent increase using actual dollars).

In North America, comparable systemwide REVPAR increased 5.2 percent in the second quarter of 2013, including a 3.9 percent increase in average daily rate. REVPAR for comparable systemwide North American full-service and luxury hotels (including Marriott Hotels, The Ritz-Carlton, Renaissance Hotels and Autograph Collection) increased 5.9 percent with a 4.1 percent increase in average daily rate. REVPAR for comparable systemwide North American limited-service hotels (including Courtyard, Residence Inn, SpringHill Suites, TownePlace Suites and Fairfield Inn & Suites) increased 4.7 percent in the second quarter with a 3.6 percent increase in average daily rate.

International comparable systemwide REVPAR rose 2.8 percent (a 1.7 percent increase using actual dollars).

Marriott added 43 new properties (6,203 rooms) to its worldwide lodging portfolio in the 2013 second quarter, including three Autograph Collection hotels in the United Kingdom - St. Ermin’s Hotel, Threadneedles and the Glasshouse. Eighteen properties (3,225 rooms) exited the system during the quarter. At quarter-end, the company’s lodging group encompassed 3,847 properties and timeshare resorts for a total of over 666,000 rooms.

The company’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development increased to nearly 850 properties with over 140,000 rooms at quarter-end.

MARRIOTT REVENUES totaled approximately $3.3 billion in the 2013 second quarter compared to revenues of nearly $2.8 billion for the second quarter of 2012. Base management and franchise fees totaled $343 million, a $57 million increase from the second quarter of 2012 of which the company estimates $24 million relates to the change in the fiscal calendar. In addition to the calendar change impact, the year-over-year increase reflects higher REVPAR at existing hotels, fees from new hotels and $5 million of higher relicensing fees. Second quarter worldwide incentive management fees increased 14 percent to $64 million and included an approximately $1 million increase related to the change in the fiscal calendar. In the second quarter, 34 percent of worldwide company-managed hotels earned incentive management fees compared to 30 percent in the year-ago quarter.

Owned, leased, corporate housing and other revenue, net of direct expenses, totaled $51 million, compared to $61 million in the year-ago quarter. The decline largely reflects $4 million of expenses related to three international lease terminations, weaker operating results at several international leased properties, lower residential branding fees, and lower corporate housing revenue, net of expenses, due to the sale of the corporate housing business in the second quarter of 2012, partially offset by an estimated $6 million year-over-year increase related to the change in fiscal calendar. Additionally, in the second quarter of 2012, the company received a $2 million business interruption payment related to the 2011 tsunami in Japan.

On May 1, the company estimated second quarter owned, leased, corporate housing and other revenue, net of direct expenses would total $40 million to $45 million for the second quarter. Actual results in the quarter exceeded those expectations largely due to higher than expected termination fees.

GENERAL, ADMINISTRATIVE and OTHER expenses for the 2013 second quarter increased $19 million to $179 million. Second quarter 2013 expenses reflected an approximately $11 million increase related to the change in fiscal calendar. The remaining $8 million increase included routine increases in compensation and other expenses, branding and service initiatives and growth in international markets, as well as a $5 million performance cure payment related to one international hotel, partially offset by lower guarantee reserves.

On May 1, the company estimated general and administrative expenses for the second quarter would total $165 million to $170 million. Actual expenses in the quarter were higher than expected largely due to the $5 million impairment of deferred contract acquisition costs and the $5 million performance cure payment related to one international hotel.

GAINS AND OTHER INCOME totaled $10 million in the quarter. The company recorded an $8 million gain on the sale of an investment in equity securities, which was not included in the May 1 second quarter guidance.

INTEREST EXPENSE totaled $29 million in the second quarter, compared to interest expense of $34 million in the year-ago quarter. The decline in interest expense largely reflects lower outstanding senior debt and higher capitalized interest. Capitalized interest totaled $8 million in the quarter, compared to $6 million in the year-ago quarter.

EQUITY IN EARNINGS (LOSSES) totaled a $2 million loss in the quarter compared to an $8 million loss in the year-ago quarter. Results in the 2013 second quarter largely reflected a $4 million impairment charge associated with a joint venture, which was not included in the company’s May 1 second quarter guidance. Results in the 2012 second quarter largely reflected an impairment charge of $8 million related to certain underlying residential properties in one joint venture.

Earnings before Interest Expense, Taxes, Depreciation and Amortization (EBITDA)

EBITDA totaled $329 million in the 2013 second quarter, a 14 percent increase over 2012 second quarter EBITDA of $289 million. See page A-8 for the EBITDA calculation.

BALANCE SHEET

At the end of the second quarter, total debt was $3,087 million and cash balances totaled $108 million, compared to $2,935 million in debt and $88 million of cash at year-end 2012.

After quarter-end, the company increased its credit facility from $1.75 billion to $2.0 billion and extended the facility’s expiration to July 2018. Other material terms were unchanged.

COMMON STOCK

Weighted average fully diluted shares outstanding used to calculate diluted EPS totaled 314.0 million in the 2013 second quarter, compared to 338.0 million in the year-ago quarter.

The company repurchased 7.0 million shares of common stock in the second quarter at a cost of $288 million. Year-to-date through July 30, 2013, Marriott repurchased 12.9 million shares of its stock for $519 million. The remaining share authorization as of July 30, 2013, totaled 21.4 million shares.

OUTLOOK

The company now reports its results on a calendar basis, with 2013 quarters ending on March 31, June 30, September 30 and December 31. The third quarter of 2013 will include 92 days compared to 84 days in the 2012 third quarter. Prior year results will not be restated or reported on a pro forma basis for the change in fiscal calendar, although REVPAR statistics will be adjusted to calendar quarters for purposes of comparability.

Third Quarter 2013

For the third quarter, the company expects comparable systemwide calendar REVPAR on a constant dollar basis will increase 4 to 6 percent in North America and 3 to 5 percent worldwide. Outside North America, comparable systemwide calendar REVPAR on a constant dollar basis could be flat to up 2 percent.

The company expects third quarter 2013 operating profit could total $215 million to $235 million compared to $213 million in the prior year quarter. The company’s estimated third quarter operating profit reflects a roughly $26 million benefit from the change in the fiscal calendar. In the 2012 third quarter, the company recorded a $41 million pretax ($25 million after-tax and $0.08 per diluted share) gain on the sale of the equity interest in the Courtyard joint venture.

Full Year 2013

The company expects full year 2013 comparable systemwide REVPAR on a constant dollar basis will increase 4.5 to 6 percent in North America, 2 to 4 percent outside North America and 4 to 6 percent worldwide.

The company anticipates adding approximately 30,000 rooms worldwide for the full year 2013. The company also expects approximately 10,000 rooms will leave the system during the year.

The company assumes full year fee revenue could total $1,525 million to $1,555 million, growth of 7 to 10 percent over 2012 fee revenue of $1,420 million.

The company expects owned, leased, corporate housing and other revenue, net of expenses could total $150 million to $160 million in 2013, a 3 to 9 percent decline year-over-year. Expected results for 2013 reflect tougher year-over-year comparisons due to the London Olympics, 2013 renovations at some international leased hotels, lower residential branding fees, and $5 million of pre-opening expenses.

For 2013, the company anticipates general, administrative and other expenses will total $690 million to $700 million, an increase of 7 to 9 percent over 2012 expenses of $645 million reflecting routine increases in compensation and other expenses, branding and service initiatives, growth in international markets, $8 million of higher amortization and impairment of deferred contract acquisition costs, $5 million of higher performance cure payments and $3 million of lower guarantee reserve reversals.

Given these assumptions, 2013 diluted EPS could total $1.92 to $2.03, a 12 to 18 percent increase year-over-year. In 2012, the company recorded a $41 million pretax ($25 million after-tax and $0.08 per diluted share) gain on the sale of the equity interest in the Courtyard joint venture. Excluding that gain from 2012 diluted EPS, the company estimates 2013 diluted EPS could increase 17 to 24 percent year-over-year as shown on page A-11.

	Third Quarter 2013	Full Year 2013

Total fee revenue	$370 million to $380 million	$1,525 million to $1,555 million

Owned, leased, corporate housing and other revenue, net of direct expenses	Approx. $20 million	$150 million to $160 million

General, administrative and other expenses	$165 million to $175 million	$690 million to $700 million

Operating income	$215 million to $235 million	$975 million to $1,025 million

Gains and other income	Approx. $0 million	Approx. $15 million

Net interest expense[1]	Approx. $25 million	Approx. $100 million

Equity in earnings (losses)	Approx. $0 million	Approx. $(5) million

Earnings per share	$0.42 to $0.46	$1.92 to $2.03

Tax rate		32.0 percent

[1]	Net of interest income

The company expects investment spending in 2013 will total approximately $600 million to $800 million, including approximately $100 million for maintenance capital spending. Investment spending also includes other capital expenditures (including property acquisitions), new mezzanine financing and mortgage notes, contract acquisition costs, and equity and other investments. Assuming this level of investment spending, approximately $800 million to $1 billion could be returned to shareholders through share repurchases and dividends.

Based upon the assumptions above, the company expects full year 2013 EBITDA will total $1,160 million to $1,210 million. Excluding the $41 million Courtyard joint venture gain from 2012 EBITDA, the company expects 2013 EBITDA will increase 5 to 10 percent year-over-year as shown on page A-9.

Marriott International, Inc. (NYSE: MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, August 1, 2013 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click the “Recent and Upcoming Events” tab and click on the quarterly conference call link. A replay will be available at that same website until August 1, 2014.

The telephone dial-in number for the conference call is 706-679-3455 and the conference ID is 93999747. A telephone replay of the conference call will be available from 1 p.m. ET, Thursday, August 1, 2013 until 8 p.m. ET, Thursday, August 8, 2013. To access the replay, call 404-537-3406. The conference ID for the recording is 93999747.

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including REVPAR, profit margin and earnings trends, estimates and assumptions; the number of lodging properties we expect to add to or remove from our system in the future; our expectations about investment spending; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recent quarterly report on Form 10-Q. Risks that could affect forward-looking statements in this press release include changes in market conditions; the continuation and pace of the economic recovery; supply and demand changes for hotel rooms; competitive conditions in the lodging industry; relationships with clients and property owners; and the availability of capital to finance hotel growth and refurbishment. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of July 31, 2013. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Marriott International, Inc. (NYSE: MAR) is a leading lodging company based in Bethesda, Maryland, USA, with more than 3,800 properties in 72 countries and territories and reported revenues of nearly $12 billion in fiscal year 2012. The company operates and franchises hotels and licenses vacation ownership resorts under 18 brands, including Marriott Hotels, The Ritz-Carlton, JW Marriott, Bulgari, EDITION, Renaissance, Gaylord Hotels, Autograph Collection, AC Hotels by Marriott, Courtyard, Fairfield Inn & Suites, SpringHill Suites, Residence Inn, TownePlace Suites, Marriott Executive Apartments, Marriott Vacation Club, Grand Residences by Marriott and The Ritz-Carlton Destination Club. There are approximately 325,000 employees at headquarters, managed and franchised properties. Marriott is consistently recognized as a top employer and for its superior business operations, which it conducts based on five core values: put people first, pursue excellence, embrace change, act with integrity, and serve our world. For more information or reservations, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com.

IRPR#1

Tables follow

MARRIOTT INTERNATIONAL, INC.

PRESS RELEASE SCHEDULES

QUARTER 2, 2013

TABLE OF CONTENTS

Consolidated Statements of Income	A-1
Total Lodging Products	A-3
Key Lodging Statistics	A-4
EBITDA	A-8
EBITDA Full Year Forecast	A-9
Adjusted Operating Income Margin Excluding Cost Reimbursements	A-10
Adjusted 2012 EPS Excluding Gain on Courtyard JV Sale, Net of Tax	A-11
Non-GAAP Financial Measures	A-12

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

SECOND QUARTER 2013 AND 2012

(in millions, except per share amounts)

	91 Days Ended June 30, 2013[1]	84 Days Ended June 15, 2012[1]	Percent Better/(Worse)
REVENUES
Base management fees	$166	$141	18
Franchise fees	177	145	22
Incentive management fees	64	56	14
Owned, leased, corporate housing and other revenue[2]	246	264	(7)
Cost reimbursements[3]	2,610	2,170	20

Total Revenues	3,263	2,776	18

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct[4]	195	203	4
Reimbursed costs	2,610	2,170	(20)
General, administrative and other[5]	179	160	(12)

Total Expenses	2,984	2,533	(18)

OPERATING INCOME	279	243	15

Gains and other income[6]	10	5	100
Interest expense	(29)	(34)	15
Interest income	5	3	67
Equity in losses[7]	(2)	(8)	75

INCOME BEFORE INCOME TAXES	263	209	26

Provision for income taxes	(84)	(66)	(27)

NET INCOME	$179	$143	25

EARNINGS PER SHARE - Basic
Earnings per share	$0.58	$0.44	32

EARNINGS PER SHARE - Diluted
Earnings per share	$0.57	$0.42	36

Basic Shares	306.7	327.9
Diluted Shares	314.0	338.0

[1]	–	Last year results were reported on a period basis. They have not been restated to a calendar basis. Accordingly, 2013 reflects 91 days versus 84 days in 2012.
[2]	–	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, termination fees, branding fees, other revenue and revenue from our corporate housing business through our sale of that business on April 30, 2012.
[3]	–	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.
[4]	–	Owned, leased and corporate housing - direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our corporate housing business through our sale of that business on April 30, 2012.
[5]	–	General, administrative and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.
[6]	–	Gains and other income includes gains and losses on the sale of real estate, note sales or repayments, the sale or other-than-temporary impairment of joint ventures and investments, debt extinguishments, and income from cost method joint ventures.
[7]	–	Equity in losses includes our equity in earnings or losses of unconsolidated equity method joint ventures.

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

SECOND QUARTER YEAR-TO-DATE 2013 AND 2012

(in millions, except per share amounts)

	184 Days Ended June 30, 2013[1]	168 Days Ended June 15, 2012[1]	Percent Better/(Worse)
REVENUES
Base management fees	$319	$265	20
Franchise fees	328	271	21
Incentive management fees	130	106	23
Owned, leased, corporate housing and other revenue[2]	470	481	(2)
Cost reimbursements[3]	5,158	4,205	23

Total Revenues	6,405	5,328	20

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct[4]	383	398	4
Reimbursed costs	5,158	4,205	(23)
General, administrative and other[5]	359	307	(17)

Total Expenses	5,900	4,910	(20)

OPERATING INCOME	505	418	21

Gains and other income[6]	13	7	86
Interest expense	(60)	(67)	10
Interest income	8	7	14
Equity in losses[7]	(2)	(9)	78

INCOME BEFORE INCOME TAXES	464	356	30

Provision for income taxes	(149)	(109)	(37)

NET INCOME	$315	$247	28

EARNINGS PER SHARE - Basic
Earnings per share	$1.02	$0.75	36

EARNINGS PER SHARE - Diluted
Earnings per share	$0.99	$0.72	38

Basic Shares	309.3	330.8
Diluted Shares	317.3	341.5

[1]	–	Last year results were reported on a period basis. They have not been restated to a calendar basis. Accordingly, 2013 reflects 184 days versus 168 days in 2012.
[2]	–	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, termination fees, branding fees, other revenue and revenue from our corporate housing business through our sale of that business on April 30, 2012.
[3]	–	Cost reimbursements include reimbursements from properties for Marriott-funded operating expenses.
[4]	–	Owned, leased and corporate housing - direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our corporate housing business through our sale of that business on April 30, 2012.
[5]	–	General, administrative and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.
[6]	–	Gains and other income includes gains and losses on the sale of real estate, note sales or repayments, the sale or other-than-temporary impairment of joint ventures and investments, debt extinguishments, and income from cost method joint ventures.
[7]	–	Equity in losses includes our equity in earnings or losses of unconsolidated equity method joint ventures.

MARRIOTT INTERNATIONAL, INC.

TOTAL LODGING PRODUCTS

	Number of Properties			Number of Rooms/Suites
Brand	June 30, 2013	June 15, 2012	vs. June 15, 2012	June 30, 2013	June 15, 2012	vs. June 15, 2012
Domestic Full-Service
Marriott Hotels	348	351	(3)	140,626	141,809	(1,183)
Renaissance Hotels	77	80	(3)	27,820	29,229	(1,409)
Autograph Collection	26	21	5	6,917	6,223	694
Gaylord Hotels	5	—	5	8,098	—	8,098
Domestic Limited-Service
Courtyard	824	808	16	115,733	113,743	1,990
Fairfield Inn & Suites	689	673	16	62,855	60,981	1,874
SpringHill Suites	301	291	10	35,329	34,144	1,185
Residence Inn	612	599	13	73,851	72,294	1,557
TownePlace Suites	218	202	16	21,630	20,228	1,402
International
Marriott Hotels	208	202	6	63,922	62,033	1,889
Renaissance Hotels	77	75	2	25,090	24,231	859
Autograph Collection	13	6	7	1,693	676	1,017
Courtyard	113	108	5	22,119	21,191	928
Fairfield Inn & Suites	14	13	1	1,716	1,568	148
SpringHill Suites	2	2	—	299	299	—
Residence Inn	23	22	1	3,229	3,028	201
TownePlace Suites	2	1	1	278	105	173
Marriott Executive Apartments	27	24	3	4,295	3,846	449
Luxury
The Ritz-Carlton - Domestic	38	39	(1)	11,356	11,587	(231)
The Ritz-Carlton - International	42	40	2	12,655	12,093	562
Bulgari Hotels & Resorts	3	3	—	202	202	—
EDITION	1	1	—	78	78	—
The Ritz-Carlton Residential	37	35	2	4,067	3,927	140
The Ritz-Carlton Serviced Apartments	4	4	—	579	579	—
Unconsolidated Joint Ventures
AC Hotels by Marriott	75	79	(4)	8,491	8,736	(245)
Autograph Collection	5	5	—	348	348	—
Timeshare[1]	63	64	(1)	12,856	12,932	(76)

Total	3,847	3,748	99	666,132	646,110	20,022

[1]	Timeshare unit and room counts are as of June 14, 2013 and June 15, 2012, the end of Marriott Vacation Worldwide’s second quarter for 2013 and 2012, respectively.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Constant $

Comparable Company-Operated International Properties[1]
	Three Months Ended June 30, 2013 and June 30, 2012
	REVPAR		Occupancy			Average Daily Rate
Region	2013	vs. 2012	2013	vs. 2012		2013	vs. 2012
Caribbean & Latin America	$147.42	4.0%	73.5%	1.5%	pts.	$200.47	2.0%
Europe	$139.15	1.1%	78.3%	1.6%	pts.	$177.73	-0.9%
Middle East & Africa	$87.54	5.4%	62.4%	4.7%	pts.	$140.27	-2.6%
Asia Pacific	$103.13	2.2%	72.3%	0.6%	pts.	$142.62	1.3%

Regional Composite[2]	$120.76	2.2%	73.7%	1.6%	pts.	$163.84	0.0%

International Luxury[3]	$235.21	4.4%	67.9%	2.4%	pts.	$346.63	0.8%

Total International[4]	$135.06	2.7%	73.0%	1.7%	pts.	$185.07	0.3%

Worldwide[5]	$129.59	4.4%	75.6%	1.0%	pts.	$171.43	3.0%

Comparable Systemwide International Properties[1]
	Three Months Ended June 30, 2013 and June 30, 2012
	REVPAR		Occupancy			Average Daily Rate
Region	2013	vs. 2012	2013	vs. 2012		2013	vs. 2012
Caribbean & Latin America	$130.40	4.4%	73.3%	2.3%	pts.	$178.00	1.1%
Europe	$131.57	1.2%	76.4%	1.4%	pts.	$172.23	-0.7%
Middle East & Africa	$86.18	5.7%	62.5%	4.5%	pts.	$137.80	-1.8%
Asia Pacific	$105.35	2.5%	72.8%	0.9%	pts.	$144.77	1.3%

Regional Composite[6]	$118.52	2.4%	73.4%	1.7%	pts.	$161.43	0.1%

International Luxury[3]	$235.21	4.4%	67.9%	2.4%	pts.	$346.63	0.8%

Total International[4]	$130.27	2.8%	72.9%	1.8%	pts.	$178.80	0.3%

Worldwide[7]	$109.17	4.7%	75.6%	1.1%	pts.	$144.33	3.2%

[1]	Statistics are in constant dollars. International includes properties located outside the United States and Canada, except for Worldwide which includes the United States.
[2]	Includes Marriott Hotels, Renaissance Hotels, Courtyard, and Residence Inn properties.
[3]	Includes The Ritz-Carlton properties located outside of the United States and Canada and Bulgari Hotels & Resorts and EDITION properties.
[4]	Includes Regional Composite and International Luxury.
[5]

Includes Marriott Hotels, Renaissance Hotels, The Ritz-Carlton, Bulgari Hotels & Resorts, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

[6]	Includes Marriott Hotels, Renaissance Hotels, Autograph Collection, Courtyard, Residence Inn, and Fairfield Inn & Suites properties.
[7]

Includes Marriott Hotels, Renaissance Hotels, Autograph Collection, The Ritz-Carlton, Bulgari Hotels & Resorts, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Constant $

Comparable Company-Operated International Properties[1]
	Six Months Ended June 30, 2013 and June 30, 2012
	REVPAR		Occupancy			Average Daily Rate
Region	2013	vs. 2012	2013	vs. 2012		2013	vs. 2012
Caribbean & Latin America	$163.38	4.9%	75.7%	0.7%	pts.	$215.69	3.9%
Europe	$120.68	-0.5%	70.6%	0.9%	pts.	$170.97	-1.7%
Middle East & Africa	$89.29	8.0%	60.8%	4.4%	pts.	$146.91	0.2%
Asia Pacific	$103.32	2.7%	71.2%	1.1%	pts.	$145.06	1.1%

Regional Composite[2]	$115.61	2.1%	70.3%	1.3%	pts.	$164.37	0.2%

International Luxury[3]	$247.86	7.8%	66.9%	3.3%	pts.	$370.45	2.5%

Total International[4]	$132.13	3.4%	69.9%	1.6%	pts.	$189.01	1.1%

Worldwide[5]	$124.03	4.8%	72.0%	0.9%	pts.	$172.27	3.5%

Comparable Systemwide International Properties[1]
	Six Months Ended June 30, 2013 and June 30, 2012
	REVPAR		Occupancy			Average Daily Rate
Region	2013	vs. 2012	2013	vs. 2012		2013	vs. 2012
Caribbean & Latin America	$139.12	5.3%	73.4%	1.8%	pts.	$189.42	2.6%
Europe	$114.30	0.0%	68.8%	1.0%	pts.	$166.10	-1.5%
Middle East & Africa	$87.85	8.4%	61.1%	4.3%	pts.	$143.75	0.8%
Asia Pacific	$105.39	2.9%	71.6%	1.3%	pts.	$147.27	1.1%

Regional Composite[6]	$112.76	2.5%	69.7%	1.5%	pts.	$161.73	0.2%

International Luxury[3]	$247.86	7.8%	66.9%	3.3%	pts.	$370.45	2.5%

Total International[4]	$126.38	3.5%	69.4%	1.7%	pts.	$182.00	0.9%

Worldwide[7]	$103.16	4.7%	71.6%	0.8%	pts.	$144.14	3.5%

[1]	Statistics are in constant dollars. International includes properties located outside the United States and Canada, except for Worldwide which includes the United States.
[2]	Includes Marriott Hotels, Renaissance Hotels, Courtyard, and Residence Inn properties.
[3]	Includes The Ritz-Carlton properties located outside of the United States and Canada and Bulgari Hotels & Resorts and EDITION properties.
[4]	Includes Regional Composite and International Luxury.
[5]

Includes Marriott Hotels, Renaissance Hotels, The Ritz-Carlton, Bulgari Hotels & Resorts, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

[6]	Includes Marriott Hotels, Renaissance Hotels, Autograph Collection, Courtyard, Residence Inn, and Fairfield Inn & Suites properties.
[7]

Includes Marriott Hotels, Renaissance Hotels, Autograph Collection, The Ritz-Carlton, Bulgari Hotels & Resorts, EDITION, Residence Inn, Courtyard, Fairfield Inn & Suites, TownePlace Suites, and SpringHill Suites properties.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated North American Properties[1]
	Three Months Ended June 30, 2013 and June 30, 2012
	REVPAR		Occupancy			Average Daily Rate
Brand	2013	vs. 2012	2013	vs. 2012		2013	vs. 2012
Marriott Hotels	$141.47	5.5%	77.7%	0.7%	pts.	$182.17	4.5%
Renaissance Hotels	$143.51	4.1%	78.7%	0.2%	pts.	$182.38	3.8%
Composite North American Full-Service	$141.76	5.3%	77.8%	0.6%	pts.	$182.20	4.4%
The Ritz-Carlton	$241.32	7.4%	74.8%	1.6%	pts.	$322.60	5.1%
Composite North American Full-Service & Luxury	$151.65	5.6%	77.5%	0.7%	pts.	$195.67	4.6%
Courtyard	$90.95	5.7%	73.8%	1.1%	pts.	$123.26	4.1%
SpringHill Suites	$84.09	2.7%	77.4%	0.3%	pts.	$108.69	2.3%
Residence Inn	$103.82	3.1%	80.5%	0.9%	pts.	$129.03	2.0%
TownePlace Suites	$61.46	-0.2%	70.8%	-4.6%	pts.	$86.83	6.2%
Composite North American Limited-Service	$92.81	4.7%	75.8%	0.8%	pts.	$122.37	3.6%
Composite - All	$127.04	5.3%	76.8%	0.7%	pts.	$165.40	4.3%

Comparable Systemwide North American Properties[1]
	Three Months Ended June 30, 2013 and June 30, 2012
	REVPAR		Occupancy			Average Daily Rate
Brand	2013	vs. 2012	2013	vs. 2012		2013	vs. 2012
Marriott Hotels	$125.54	5.7%	75.5%	1.2%	pts.	$166.23	4.0%
Renaissance Hotels	$122.27	5.1%	76.3%	1.1%	pts.	$160.34	3.7%
Autograph Collection Hotels	$165.26	7.8%	79.6%	2.6%	pts.	$207.67	4.3%
Composite North American Full-Service	$126.33	5.7%	75.8%	1.2%	pts.	$166.74	4.0%
The Ritz-Carlton	$241.32	7.4%	74.8%	1.6%	pts.	$322.60	5.1%
Composite North American Full-Service & Luxury	$132.79	5.9%	75.7%	1.2%	pts.	$175.39	4.1%
Courtyard	$93.69	5.3%	75.2%	1.1%	pts.	$124.56	3.8%
Fairfield Inn & Suites	$72.40	4.3%	72.9%	0.5%	pts.	$99.31	3.6%
SpringHill Suites	$84.21	5.0%	76.9%	1.0%	pts.	$109.49	3.6%
Residence Inn	$102.85	4.5%	81.5%	0.8%	pts.	$126.23	3.5%
TownePlace Suites	$69.61	1.4%	76.0%	-0.6%	pts.	$91.63	2.1%
Composite North American Limited-Service	$88.88	4.7%	76.5%	0.8%	pts.	$116.19	3.6%
Composite - All	$104.86	5.2%	76.2%	0.9%	pts.	$137.60	3.9%

[1]	Statistics include only properties located in the United States.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated North American Properties[1]
	Six Months Ended June 30, 2013 and June 30, 2012
	REVPAR		Occupancy			Average Daily Rate
Brand	2013	vs. 2012	2013	vs. 2012		2013	vs. 2012
Marriott Hotels	$133.86	5.5%	74.3%	0.7%	pts.	$180.10	4.6%
Renaissance Hotels	$136.95	5.3%	75.7%	0.3%	pts.	$181.02	4.9%
Composite North American Full-Service	$134.29	5.5%	74.5%	0.6%	pts.	$180.23	4.7%
The Ritz-Carlton	$237.65	7.9%	73.0%	1.4%	pts.	$325.38	5.8%
Composite North American Full-Service & Luxury	$144.56	5.9%	74.4%	0.7%	pts.	$194.40	4.9%
Courtyard	$83.86	4.6%	68.5%	0.1%	pts.	$122.41	4.5%
SpringHill Suites	$80.26	6.1%	72.8%	2.1%	pts.	$110.19	3.0%
Residence Inn	$97.65	4.3%	76.4%	1.0%	pts.	$127.83	3.0%
TownePlace Suites	$58.93	1.1%	66.9%	-4.0%	pts.	$88.14	7.1%
Composite North American Limited-Service	$86.46	4.7%	71.0%	0.4%	pts.	$121.72	4.1%
Composite - All	$120.26	5.5%	73.0%	0.6%	pts.	$164.81	4.7%

Comparable Systemwide North American Properties[1]
	Six Months Ended June 30, 2013 and June 30, 2012
	REVPAR		Occupancy			Average Daily Rate
Brand	2013	vs. 2012	2013	vs. 2012		2013	vs. 2012
Marriott Hotels	$119.14	5.4%	72.1%	1.1%	pts.	$165.33	3.9%
Renaissance Hotels	$116.09	5.4%	72.8%	0.9%	pts.	$159.41	4.1%
Autograph Collection Hotels	$158.63	6.7%	76.9%	1.3%	pts.	$206.41	4.9%
Composite North American Full-Service	$119.95	5.5%	72.3%	1.0%	pts.	$165.84	3.9%
The Ritz-Carlton	$237.65	7.9%	73.0%	1.4%	pts.	$325.38	5.8%
Composite North American Full-Service & Luxury	$126.57	5.7%	72.4%	1.1%	pts.	$174.89	4.2%
Courtyard	$86.48	4.7%	70.3%	0.5%	pts.	$122.96	3.9%
Fairfield Inn & Suites	$65.88	4.3%	67.6%	0.4%	pts.	$97.44	3.7%
SpringHill Suites	$78.17	5.0%	72.4%	0.9%	pts.	$107.91	3.7%
Residence Inn	$96.32	4.4%	77.4%	0.5%	pts.	$124.46	3.8%
TownePlace Suites	$65.72	1.4%	71.6%	-0.9%	pts.	$91.80	2.7%
Composite North American Limited-Service	$82.33	4.4%	71.8%	0.4%	pts.	$114.66	3.8%
Composite - All	$98.43	5.0%	72.0%	0.7%	pts.	$136.69	4.1%

[1]	Statistics include only properties located in the United States.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

EBITDA

($ in millions)

	Fiscal Year 2013
	First Quarter	Second Quarter	Total Year to Date
Net Income	$136	$179	$315
Interest expense	31	29	60
Tax provision	65	84	149
Depreciation and amortization	37	37	74
Less: Depreciation reimbursed by third-party owners	(5)	(4)	(9)
Interest expense from unconsolidated joint ventures	1	1	2
Depreciation and amortization from unconsolidated joint ventures	3	3	6

EBITDA **	$268	$329	$597

Increase over 2012 Quarterly EBITDA	25%	14%	18%

	Fiscal Year 2012
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net Income	$104	$143	$143	$181	$571
Interest expense	33	34	29	41	137
Tax provision	43	66	79	90	278
Depreciation and amortization	29	38	33	45	145
Less: Depreciation reimbursed by third-party owners	(4)	(4)	(3)	(5)	(16)
Interest expense from unconsolidated joint ventures	4	4	1	2	11
Depreciation and amortization from unconsolidated joint ventures	6	8	2	4	20

EBITDA **	$215	$289	$284	$358	$1,146

**	Denotes non-GAAP financial measures. Please see page A-12 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

FULL YEAR EBITDA

FORECASTED 2013

($ in millions)

	Range
	Estimated EBITDA Full Year 2013		As Reported Full Year 2012
Net Income	$602	$636	$571
Interest expense	120	120	137
Tax provision	283	299	278
Depreciation and amortization	155	155	145
Less: Depreciation reimbursed by third-party owners	(20)	(20)	(16)
Interest expense from unconsolidated joint ventures	5	5	11
Depreciation and amortization from unconsolidated joint ventures	15	15	20

EBITDA **	$1,160	$1,210	1,146

Increase over 2012 EBITDA**	1%	6%

Less: Gain on Courtyard JV sale, pretax			(41)

Adjusted EBITDA **			$1,105

Increase over 2012 Adjusted EBITDA**	5%	10%

**	Denotes non-GAAP financial measures. Please see page A-12 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

OPERATING INCOME MARGIN EXCLUDING COST REIMBURSEMENTS

SECOND QUARTER 2013 AND 2012

($ in millions)

	Second Quarter 2013	Second Quarter 2012
OPERATING INCOME MARGIN
Operating Income	$279	$243

Total revenues as reported	$3,263	$2,776
Less: cost reimbursements	(2,610)	(2,170)

Total revenues excluding cost reimbursements **	$653	$606

Operating income margin, excluding cost reimbursements **	43%	40%

**	Denotes non-GAAP financial measures. Please see page A-12 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

ADJUSTED 2012 EPS EXCLUDING GAIN ON COURTYARD JV SALE, NET OF TAX

(in millions, except per share amounts)

	Range
	Estimated Full Year 2013		Full Year 2012
Net income, as reported			$571
Less: Gain on Courtyard JV sale, net of tax			(25)

Net income, as adjusted **			$546

DILUTED EPS AS REPORTED			$1.72

DILUTED PER SHARE GAIN ON COURTYARD JV SALE			(0.08)

DILUTED EPS AS ADJUSTED **			$1.64

DILUTED EPS GUIDANCE	$1.92	$2.03

INCREASE OVER 2012 DILUTED EPS	12%	18%

INCREASE OVER 2012 ADJUSTED DILUTED EPS **	17%	24%

Diluted Shares			332.9

**	Denotes non-GAAP financial measures. Please see page A-12 for information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

NON-GAAP FINANCIAL MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to (identified by a double asterisk on the preceding pages). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted 2012 EPS Excluding Gain on Joint Venture Sale. Management evaluates this non-GAAP measure that excludes a 2012 gain on sale because this non-GAAP measure allows for period-over-period comparisons of our on-going core operations before the impact of this item. This non-GAAP measure also facilitates management’s comparison of results from our on-going operations before the impact of this item with results from other lodging companies.

2012 Gain on Sale of Equity Interest in a Joint Venture. We recorded a $41 million pre-tax ($25 million after-tax) gain on the sale of an equity interest in a North American Limited-Service joint venture in the “Gains and other income” caption of our 2012 Income Statement, which consisted of: (1) a $21 million gain on the sale of this interest; and (2) recognition of the $20 million remaining gain we deferred in 2005 due to contingencies in the original transaction documents for the sale of land to the joint venture which expired with the 2012 sale.

Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA. EBITDA is a financial measure that is not prescribed or authorized by GAAP, which reflects earnings excluding the impact of interest expense, provision for income taxes, and depreciation and amortization. We believe that EBITDA is a meaningful indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA further excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

We also believe that Adjusted EBITDA, another non-GAAP financial measure, is a meaningful indicator of operating performance. Our Adjusted EBITDA reflects an adjustment for the $41 million pre-tax gain on the 2012 sale of an equity interest in a joint venture, described in more detail above. We believe that Adjusted EBITDA that excludes this item is a meaningful measure of our operating performance because it permits period-over-period comparisons of our ongoing core operations before this item and facilitates our comparison of results from our ongoing operations before this item with results from other lodging companies.

EBITDA and Adjusted EBITDA have limitations and should not be considered in isolation or as substitutes for performance measures calculated under GAAP. Both of these non-GAAP measures exclude certain cash expenses that we are obligated to make. In addition, other companies in our industry may calculate EBITDA and in particular Adjusted EBITDA differently than we do or may not calculate them at all, limiting EBITDA’s and Adjusted EBITDA’s usefulness as comparative measures.

Adjusted Operating Income Margin Excluding Cost Reimbursements. Cost reimbursements revenue represents reimbursements we receive for costs we incur on behalf of managed and franchised properties and relates, predominantly, to payroll costs at managed properties where we are the employer, but also includes reimbursements for other costs, such as those associated with our Marriott Rewards and The Ritz-Carlton Rewards programs. As we record cost reimbursements based on the costs we incur with no added markup, this revenue and related expense has no impact on either our operating income or net income because cost reimbursements revenue net of reimbursed costs expense is zero. In calculating adjusted operating income margin we consider total revenues as adjusted to exclude cost reimbursements and therefore, adjusted operating income margin excluding cost reimbursements to be meaningful metrics as they represent that portion of revenue and operating income margin that impacts operating income and net income.